UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2013

Bizzingo, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

646 Mission Street, 5th Floor, San Francisco		94105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 580-0040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, Mr. Elliot Stein resigned in his capacity as a director of Bizzingo’s Board of Directors. On January 26, 2013, Mr. Kim Cranston, Mr. Roger Wood and Mr. Gilbert Davila resigned in their capacity as directors of Bizzingo’s Board of Directors. On that same date Mr. Roger Wood and Mr. Dipak Joshi resigned in their capacity as Chief Executive Officer and Chief Financial Officer, respectively. (See Resignation letters and email set forth in Item 9.01 Financial Statement and Exhibits.)

The Company has initiated its search for replacement officers and directors.

Effective February 4, 2013, Mr. Richard Ieyoub, Sr. (age 68) was elected to the board of directors of the Bizzingo, Inc.

Mr. Ieyoub is a Baton Rouge lawyer and a Democratic politician who was the attorney general of Louisiana from 1992 to 2004. Prior to that Mr. Ieyoub was the Calcasieu Parish district attorney in Lake Charles from 1984 to 1992. Presently Mr. Ieyoub is with the firm Ieyoub Law Firm, LLC. Mr. Ieyoub claims among his major accomplishments as attorney general the promotion of “initiatives that protect our children and help our children lead a better quality of life.” He was active in the fight against narcotics through the Louisiana Coordinating Council on the Prevention and Treatment of Drug Abuse. Mr. Ieyoub worked closely with the National Council Against Drinking and Driving. His office has been nationally recognized for combating underage drinking and drunken driving. He established a statewide school safety program and created a high-technology unit that targets sexual predators on the Internet. Mr. Ieyoub was a member of the National Association of Attorneys General.

In connection with his role as a director the Company, Mr. Ieyoub will receive a stock option grant under the Company’s 2012 Stock Option Plan. The grant will enables the new director to acquire 500,000 shares of common stock at a price per share of $0.062.

There are no family relationships between our new director and our other officers and/or directors. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

99.1	Elliot Stein resignation letter dated January 25, 2013
99.2	Gilbert Davila resignation email dated January 26, 3013
99.3	Roger Wood resignation letter dated January 26, 2013
99.4	Dipak Joshi resignation letter dated January 26, 2013
99.5	Kim Cranston resignation letter dated January 26, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bizzingo, Inc.

Date: February 11, 2013	/s/ Douglas Toth
Douglas Toth
Vice-Chairman

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